Exhibit 21.1

American Water Works Company, Inc.’s Subsidiaries

As of February 21, 2014

Entity Name	Entity Type	Domestic Jurisdiction
AAET, INC.	Corporation	Delaware
American Lake Water Company	Corporation	Illinois
American Water – Acciona Agua LLC	Limited Liability Company	Delaware
American Water (USA), Inc.	Corporation	Delaware
American Water Canada Corp.	Corporation	Ontario
American Water Capital Corp.	Corporation	Delaware
American Water Carbon Services Corp.	Corporation	Ontario
American Water Engineering, Inc.	Corporation	New Jersey
American Water Enterprises Holding, Inc.	Corporation	Delaware
American Water Enterprises, Inc.	Corporation	Delaware
American Water Industrials, Inc.	Corporation	Delaware
American Water Operations and Maintenance, Inc.	Corporation	Texas
American Water Resources Holdings, Inc.	Corporation	Delaware
American Water Resources of Florida, Inc.	Corporation	Delaware
American Water Resources of Texas, Inc.	Corporation	Delaware
American Water Resources, Inc.	Corporation	Virginia
American Water Services CDM, Inc.	Corporation	Washington
American Water Services Underground Infrastructure Corp.	Corporation	Ontario
American Water Services, LLC	Limited Liability Company	Delaware
American Water Works Company, Inc.	Corporation	Delaware
American Water Works Service Company, Inc.	Corporation	Delaware
AW Contract Services (Canada), Inc.	Corporation	Federally Chartered
AW Contract Services (USA), Inc.	Corporation	Delaware
AW Contract Services Holding, Inc.	Corporation	Delaware
AW Technologies Incorporated	Corporation	Delaware
Bluefield Valley Water Works Company	Corporation	Virginia
Braemar Acres Limited	Corporation	Ontario
California-American Water Company	Corporation	California
Dale Service Corporation	Corporation	Virginia
Edison Water Company	Corporation	New Jersey
EMC American Water Canada, Inc.	Corporation	Federally Chartered
EMC Batesille, LLC	Limited Liability Company	Missouri
EMC of St. Charles County, LLC	Limited Liability Company	Missouri
Environmental Management Corporation	Corporation	Missouri
E’Town Properties, Inc.	Corporation	Delaware
E’Town Services, LLC	Limited Liability Company	New Jersey
Hawaii-American Water Company	Corporation	Nevada
Illinois-American Water Company	Corporation	Illinois
Indiana-American Water Company, Inc.	Corporation	Indiana
Iowa-American Water Company	Corporation	Delaware
Kentucky-American Water Company	Corporation	Kentucky
Laurel Oak Properties Corporation	Corporation	Delaware
Liberty Water Company	Corporation	New Jersey
Maryland-American Water Company	Corporation	Maryland
Michigan-American Water Company	Corporation	Michigan
Missouri-American Water Company	Corporation	Missouri
Mobile Residuals Management (USA), Inc.	Corporation	Delaware
Mobile Residuals Management, Inc.	Corporation	Ontario
New Jersey-American Water Company, Inc.	Corporation	New Jersey
New York American Water Company, Inc.	Corporation	New York
OMI/Thames Water Stockton, Inc.	Corporation	Delaware
Pennsylvania-American Water Company	Corporation	Pennsylvania
Philip Automated Management Controls, Inc.	Corporation	Georgia
Prism-Berlie (Windsor) Limited	Corporation	Ontario
Rialto Water Services, LP	Limited Partnership	Delaware

Entity Name	Entity Type	Domestic Jurisdiction
Tennessee-American Water Company	Corporation	Tennessee
Terratec Environmental LTD.	Corporation	Ontario
Texas-American Water Company	Corporation	Texas
TWH LLC	Limited Liability Company	Delaware
TWNA, Inc.	Corporation	Delaware
Virginia-American Water Company	Corporation	Virginia
West Virginia-American Water Company	Corporation	West Virginia